Exhibit 99.1

Contacts: Arbor Realty Trust, Inc. Paul Elenio, Chief Financial Officer 516-506-4422 pelenio@arbor.com	Investors: Stephanie Carrington The Ruth Group 646-536-7017 scarrington@theruthgroup.com

Media:
Bonnie Habyan, EVP of Marketing
516-506-4615
bhabyan@arbor.com

Arbor Realty Trust Reports Fourth Quarter and Full Year 2013 Results and Declares Common Stock Dividend

Fourth Quarter Highlights:

-	Declares a common dividend of $0.13 per share
-	FFO of $6.3 million, or $0.13 per diluted common share1
-	Net income attributable to common stockholders of $3.4 million, or $0.07 per diluted common share
-	Originated 19 new loans totaling $163.5 million
-	Adjusted book value per common share of $9.22, GAAP book value per common share of $7.531
-	Obtained an additional $33 million of warehouse financing
-	Recorded $2.0 million in loan loss reserves and impairments
-	Recorded $0.8 million in cash recoveries of previously recorded reserves

Full Year Highlights:

-	Declared common dividends of $0.51 per share relating to the full year 2013
-	FFO of $25.0 million, or $0.58 per diluted common share1
-	Net income attributable to common stockholders of $16.7 million, or $0.39 per diluted common share
-	Raised $197.0 million of capital through three common stock offerings and two preferred stock offerings
-	Originated 67 new loans totaling $591.5 million
-	Closed a second collateralized loan obligation totaling $260 million

Arbor Realty Trust Reports Fourth Quarter and Full Year 2013 Results and Declares Common Dividend
February 14, 2014	Page 2

-
Improved funding sources by closing three new warehouse facilities totaling $123 million and increasing the capacity of existing facilities by $30 million, with reduced pricing on these existing facilities

-	Generated gains of $4.9 million from the retirement of CDO debt
-	Recorded $7.5 million in loan loss reserves and impairments
-	Recorded $2.2 million in cash recoveries of previously recorded reserves

Uniondale, NY, February 14, 2014 -- Arbor Realty Trust, Inc. (NYSE: ABR), a real estate investment trust focused on the business of investing in real estate related bridge and mezzanine loans, preferred and direct equity investments, mortgage-related securities and other real estate related assets, today announced financial results for the fourth quarter and year ended December 31, 2013. Arbor reported net income attributable to common stockholders for the quarter of $3.4 million, or $0.07 per diluted common share, compared to a net loss attributable to common stockholders of $0.3 million, or $0.01 per diluted common share for the quarter ended December 31, 2012. Net income attributable to common stockholders for the year ended December 31, 2013 was $16.7 million, or $0.39 per diluted common share, compared to $21.5 million, or $0.79 per diluted common share for the year ended December 31, 2012.  Funds from operations (“FFO”) for the quarter ended December 31, 2013 was $6.3 million, or $0.13 per diluted common share, compared to $0.9 million, or $0.03 per diluted common share for the quarter ended December 31, 2012. FFO for the year ended December 31, 2013 was $25.0 million, or $0.58 per diluted common share, compared to $23.5 million, or $0.87 per diluted common share for the year ended December 31, 2012.1

Portfolio Activity

Loan and investment portfolio activity during the fourth quarter of 2013 consisted of:

•	Originated 19 new loans totaling $163.5 million, of which 14 new bridge loans comprised $149.6 million.

•	Payoffs and pay downs on 22 loans totaling $179.9 million, of which $2.0 million was charged off against loan loss reserves related to one loan.

•	Modified and/or extended seven loans totaling $44.3 million.

At December 31, 2013, the loan and investment portfolio’s unpaid principal balance, excluding loan loss reserves, was approximately $1.7 billion, with a weighted average current interest pay rate of 5.21%. Including certain fees earned and costs associated with the loan and investment portfolio, the weighted average current interest rate was 5.69% at December 31, 2013.

Arbor Realty Trust Reports Fourth Quarter and Full Year 2013 Results and Declares Common Dividend
February 14, 2014	Page 3

As of December 31, 2013, Arbor’s loan portfolio consisted of 30% fixed-rate and 70% variable-rate loans.

The average balance of the Company’s loan and investment portfolio during the fourth quarter of 2013, excluding loan loss reserves, was $1.8 billion and the average yield on these assets for the quarter was 5.86%, compared to $1.8 billion and 5.62% for the third quarter of 2013.

During the fourth quarter of 2013, the Company recorded a $1.0 million loan loss reserve related to a loan with a carrying value of approximately $1.0 million, after loan loss reserves.  The Company also recorded $0.8 million of net recoveries of previously recorded loan loss reserves related to four of the Company’s assets. In addition, the Company charged off $2.0 million of a previously recorded loan loss reserve related to one loan during the quarter.  At December 31, 2013, the Company’s total loan loss reserves were approximately $122.3 million relating to 15 loans with an aggregate carrying value before loan loss reserves of approximately $207.5 million. The Company recognizes income on impaired loans on a cash basis to the extent it is received.

The Company had five non-performing loans with a carrying value of approximately $10.7 million, net of related loan loss reserves of $39.6 million as of December 31, 2013. Income recognition on non-performing loans has been suspended and will resume if and when the loans become contractually current and performance has recommenced.

During the fourth quarter of 2013, the Company recorded an impairment loss of $1.0 million on a real estate owned asset with a carrying value before impairment of approximately $4.4 million.

During the fourth quarter of 2013, the Company sold several residential mortgage-backed securities (“RMBS”) with an aggregate carrying value of $51.9 million for $52.4 million. The RMBS were accounted for as derivatives net of financings totaling $44.4 million. In addition, RMBS pay downs during the fourth quarter totaled $13.9 million, of which $5.6 million related to RMBS accounted for as derivatives.

During the first quarter of 2014, the Company sold the majority of its RMBS with an aggregate carrying value of $81.2 million for approximately $81.9 million, of which $48.5 million related to RMBS accounted for as derivatives.

Arbor Realty Trust Reports Fourth Quarter and Full Year 2013 Results and Declares Common Dividend
February 14, 2014	Page 4

Financing Activity

The balance of debt that finances the Company’s loan and investment portfolio at December 31, 2013 was approximately $1.2 billion with a weighted average interest rate of 3.34%, as compared to approximately $1.3 billion and a rate of 3.14% at September 30, 2013.  The average balance of debt that finances the Company’s loan and investment portfolio for the fourth quarter of 2013 was approximately $1.3 billion, as compared to approximately $1.4 billion for the third quarter of 2013. The average cost of borrowings for the fourth quarter was 3.28%, compared to 3.10% for the third quarter of 2013.

In December 2013, the Company closed a $33.0 million warehouse facility with a financial institution to finance a first mortgage loan on a multifamily property. The facility has an interest rate of 225 basis points over LIBOR which increases to 250 basis points over LIBOR in February 2014, requires a total commitment fee of 45 basis points and contains certain financial covenants and restrictions. The facility has a two year term maturing in November 2015, with a one year extension option to 2016.  At December 31, 2013, the outstanding balance of this facility was $33.0 million.

The Company is subject to various financial covenants and restrictions under the terms of the Company’s CDO/CLO vehicles, credit facilities, and repurchase agreements. The Company believes that it was in compliance with all financial covenants and restrictions as of December 31, 2013.

The Company’s CDO/CLO vehicles contain interest coverage and asset over collateralization covenants that must be met as of the waterfall distribution date in order for the Company to receive such payments. If the Company fails these covenants in any of its CDOs or CLOs, all cash flows from the applicable vehicle would be diverted to repay principal and interest on the outstanding bonds and the Company would not receive any residual payments until that vehicle regained compliance with such covenants. As of the most recent determination dates in January 2014, the Company was in compliance with all CDO/CLO covenants. In the event of a breach of the covenants that could not be cured in the near-term, the Company would be required to fund its non CDO/CLO expenses, including management fees and employee costs, distributions required to maintain REIT status, debt costs, and other expenses with (i) cash on hand, (ii) income from any CDO/CLO not in breach of a covenant test, (iii) income from real property and loan assets, (iv) sale of assets, or (v) accessing the equity or debt capital markets, if available.

Arbor Realty Trust Reports Fourth Quarter and Full Year 2013 Results and Declares Common Dividend
February 14, 2014	Page 5

The chart below is a summary of the Company’s CDO/CLO compliance tests as of the most recent determination dates in January 2014:

Cash Flow Triggers	CDO I (3)	CDO II (3)	CDO III (3)	CLO I	CLO II

Overcollateralization (1)

Current	167.15%	137.87%	107.80%	142.96%	146.89%

Limit	145.00%	127.30%	105.60%	137.86%	144.25%

Pass / Fail	Pass	Pass	Pass	Pass	Pass

Interest Coverage (2)

Current	547.23%	430.96%	779.18%	289.34%	325.74%

Limit	160.00%	147.30%	105.60%	120.00%	120.00%

Pass / Fail	Pass	Pass	Pass	Pass	Pass

(1) The overcollateralization ratio divides the total principal balance of all collateral in the CDO/CLO by the total principal balance of the bonds associated with the applicable ratio.  To the extent an asset is considered a defaulted security, the asset’s principal balance for purposes of the overcollateralization test is the lesser of the asset’s market value or the principal balance of the defaulted asset multiplied by the asset’s recovery rate which is determined by the rating agencies.

(2) The interest coverage ratio divides interest income by interest expense for the classes senior to those retained by the Company.

(3) CDO I, CDO II, and CDO III have reached the end of their replenishment periods. As such, investor capital is repaid quarterly from proceeds received from loan repayments held as collateral in accordance with the terms of the respective CDO.

Common Dividend

The Company announced today that its Board of Directors has declared a quarterly cash dividend of $0.13 per share of common stock for the fourth quarter ended December 31, 2013. The dividend is payable on February 28, 2014 to common shareholders of record on February 25, 2014. The ex-dividend date is February 21, 2014.

Preferred Dividends

As previously announced, the Board of Directors declared a cash dividend of $0.515625 per share of 8.25% Series A cumulative redeemable preferred stock reflecting accrued dividends through February 28, 2014. The dividend is payable on February 28, 2014 to preferred shareholders of record on February 15, 2014.

Arbor Realty Trust Reports Fourth Quarter and Full Year 2013 Results and Declares Common Dividend
February 14, 2014	Page 6

As previously announced, the Board of Directors also declared a cash dividend of $0.484375 per share of 7.75% Series B cumulative redeemable preferred stock reflecting accrued dividends through February 28, 2014. The dividend is payable on February 28, 2014 to preferred shareholders of record on February 15, 2014.

Earnings Conference Call

Management will host a conference call today at 10:00 a.m. ET. A live webcast of the conference call will be available online at http://www.arborrealtytrust.com/ in the investor relations area of the Website. Those without Web access should access the call telephonically at least ten minutes prior to the conference call. The dial-in numbers are (877) 415-3184 for domestic callers and (857) 244-7327 for international callers. Please use participant passcode 15903527.

After the live webcast, the call will remain available on the Company's Website, www.arborrealtytrust.com, through March 14, 2014. In addition, a telephonic replay of the call will be available until February 21, 2014. The replay dial-in number is (888) 286-8010 for domestic callers and (617) 801-6888 for international callers. Please use passcode 60256320.

About Arbor Realty Trust, Inc.

Arbor Realty Trust, Inc. is a real estate investment trust, which invests in a diversified portfolio of multi-family and commercial real estate related bridge and mezzanine loans, preferred equity investments, mortgage related securities and other real estate related assets. Arbor commenced operations in July 2003 and conducts substantially all of its operations through its operating partnership, Arbor Realty Limited Partnership and its subsidiaries. Arbor is externally managed and advised by Arbor Commercial Mortgage, LLC, a national commercial real estate finance company operating through 14 offices in the US that specializes in debt and equity financing for multi-family and commercial real estate.

Arbor Realty Trust Reports Fourth Quarter and Full Year 2013 Results and Declares Common Dividend
February 14, 2014	Page 7

Safe Harbor Statement

Certain items in this press release may constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Arbor can give no assurance that its expectations will be attained.  Factors that could cause actual results to differ materially from Arbor’s expectations include, but are not limited to, continued ability to source new investments, changes in interest rates and/or credit spreads, changes in the real estate markets, and other risks detailed in Arbor’s Annual Report on Form 10-K for the year ended December 31, 2013 and its other reports filed with the SEC. Such forward-looking statements speak only as of the date of this press release. Arbor expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Arbor’s expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.

Non-GAAP Financial Measures

During the quarterly earnings conference call, the Company may discuss non-GAAP financial measures as defined by SEC Regulation G. In addition, the Company has used non-GAAP financial measures in this press release. A supplemental schedule of each non-GAAP financial measure and the comparable GAAP financial measure can be found on page 10 and 11 of this release.

1. See attached supplemental schedule of non-GAAP financial measures.

Arbor Realty Trust Reports Fourth Quarter and Full Year 2013 Results and Declares Common Dividend
February 14, 2014	Page 8

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Quarter Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
	(Unaudited)	(Unaudited)

Interest income	$25,970,712	$20,859,047	$99,031,623	$79,998,762
Interest expense	10,444,109	9,824,542	42,065,151	40,866,832
Net interest income	15,526,603	11,034,505	56,966,472	39,131,930

Other revenue:
Property operating income	4,908,456	5,036,017	27,829,358	28,021,646
Other income, net	557,363	544,235	2,290,714	1,280,289
Total other revenue	5,465,819	5,580,252	30,120,072	29,301,935

Other expenses:
Employee compensation and benefits	2,994,693	3,005,535	12,042,332	10,173,572
Selling and administrative	2,144,160	2,160,153	10,603,247	7,882,914
Property operating expenses	5,459,791	5,984,327	24,568,369	25,958,586
Depreciation and amortization	1,769,051	1,461,254	6,668,381	5,327,493
Impairment loss on real estate owned	1,000,000	-	1,000,000	-
Provision for loan losses (net of recoveries)	215,544	2,362,205	4,287,652	22,946,396
Management fee - related party	2,500,000	2,500,000	10,900,000	10,000,000
Total other expenses	16,083,239	17,473,474	70,069,981	82,288,961

Income (loss) from continuing operations before gain on
extinguishment of debt, income (loss) from equity affiliates
and benefit from income taxes	4,909,183	(858,717)	17,016,563	(13,855,096)
Gain on extinguishment of debt	-	-	4,930,772	30,459,023
Income (loss) from equity affiliates	40,937	2,347	(204,475)	(697,856)

Income before benefit from income taxes	4,950,120	(856,370)	21,742,860	15,906,071

Benefit from income taxes	-	275,000	-	801,558

Income (loss) from continuing operations	4,950,120	(581,370)	21,742,860	16,707,629

Gain on sale of real estate held-for-sale	-	466,310	-	3,953,455
(Loss) income from operations of real estate held-for-sale	(172,644)	(98,210)	(444,123)	1,055,371
(Loss) income from discontinued operations	(172,644)	368,100	(444,123)	5,008,826

Net income (loss)	4,777,476	(213,270)	21,298,737	21,716,455

Preferred stock dividends	1,410,305	-	4,506,583	-
Net income attributable to noncontrolling interest	-	53,969	124,199	215,567

Net income (loss) attributable to Arbor Realty Trust, Inc.
common stockholders	$3,367,171	$(267,239)	$16,667,955	$21,500,888

Basic earnings (loss) per common share:
Income (loss) from continuing operations, net of
noncontrolling interest and preferred stock dividends	$0.07	$(0.02)	$0.40	$0.61
Income (loss) from discontinued operations	-	0.01	(0.01)	0.19
Net income (loss) attributable to Arbor Realty Trust, Inc.
common stockholders	$0.07	$(0.01)	$0.39	$0.80

Diluted earnings (loss) per common share:
Income (loss) from continuing operations, net of
noncontrolling interest and preferred stock dividends	$0.07	$(0.02)	$0.40	$0.61
Income (loss) from discontinued operations	-	0.01	(0.01)	0.18
Net income (loss) attributable to Arbor Realty Trust, Inc.
common stockholders	$0.07	$(0.01)	$0.39	$0.79

Dividends declared per common share	$0.13	$0.11	$0.50	$0.285

Weighted average number of shares
of common stock outstanding:

Basic	49,136,308	30,868,790	42,399,872	26,956,938

Diluted	49,537,029	30,868,790	42,835,144	27,211,287

Arbor Realty Trust Reports Fourth Quarter and Full Year 2013 Results and Declares Common Dividend
February 14, 2014	Page 9

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2013	2012

Assets:
Cash and cash equivalents	$60,389,552	$29,188,889
Restricted cash	54,962,316	42,535,514
Loans and investments, net	1,523,699,653	1,325,667,053
Available-for-sale securities, at fair value	37,315,652	3,552,736
Securities held-to-maturity, net	-	42,986,980
Investments in equity affiliates	4,680,306	59,581,242
Real estate owned, net	111,718,177	124,148,199
Real estate held-for-sale, net	11,477,676	-
Due from related party	98,058	24,094
Prepaid management fee - related party	19,047,949	19,047,949
Other assets	54,083,143	55,148,624
Total assets	$1,877,472,482	$1,701,881,280

Liabilities and Equity:
Repurchase agreements and credit facilities	$159,125,023	$130,661,619
Collateralized debt obligations	639,622,981	812,452,845
Collateralized loan obligations	264,500,000	87,500,000
Junior subordinated notes to subsidiary trust issuing preferred securities	159,291,427	158,767,145
Notes payable	2,500,000	51,457,708
Mortgage note payable – real estate owned	42,745,650	53,751,004
Mortgage note payable – real estate held-for-sale	11,005,354	-
Due to related party	2,794,087	3,084,627
Due to borrowers	20,326,030	23,056,640
Deferred revenue	77,123,133	77,123,133
Other liabilities	60,842,515	72,765,437
Total liabilities	1,439,876,200	1,470,620,158

Equity:
Arbor Realty Trust, Inc. stockholders’ equity:
Preferred stock, $0.01 par value: 100,000,000 shares authorized; 8.25% Series A cumulative redeemable preferred stock, $38,787,500 aggregate liquidation preference; 1,551,500 issued and outstanding at December 31, 2013, no shares issued and outstanding at December 31, 2012; 7.75% Series B cumulative redeemable preferred stock, $31,500,000 aggregate liquidation preference;
1,260,000 issued and outstanding at December 31, 2013, no shares issued
and outstanding at December 31, 2012	67,654,655	-
Common stock, $0.01 par value: 500,000,000 shares authorized; 51,787,075 shares issued, 49,136,308 shares outstanding at December 31, 2013 and
33,899,992 shares issued, 31,249,225 shares outstanding at December 31, 2012	517,870	339,000
Additional paid-in capital	623,993,245	493,211,222
Treasury stock, at cost - 2,650,767 shares at December 31, 2013 and December 31, 2012	(17,100,916)	(17,100,916)
Accumulated deficit	(212,231,319)	(207,558,257)
Accumulated other comprehensive loss	(25,237,253)	(39,561,700)
Total Arbor Realty Trust, Inc. stockholders’ equity	437,596,282	229,329,349
Noncontrolling interest in consolidated entity	-	1,931,773
Total equity	437,596,282	231,261,122
Total liabilities and equity	$1,877,472,482	$1,701,881,280

Arbor Realty Trust Reports Fourth Quarter and Full Year 2013 Results and Declares Common Dividend
February 14, 2014	Page 10

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

Supplemental Schedule of Non-GAAP Financial Measures-
Adjusted and GAAP Book Value per Share
(Unaudited)

December 31, 2013

GAAP Arbor Realty Trust, Inc. Stockholders' Equity	$437,596,282
Subtract: 8.25% Series A and 7.75% Series B
cumulative redeemable preferred stock	(67,654,655)

GAAP Arbor Realty Trust, Inc. Common Stockholders' Equity	$369,941,627

Add: 450 West 33rd Street transaction - deferred revenue	77,123,133
Unrealized loss on derivative instruments	24,794,051

Subtract: 450 West 33rd Street transaction - prepaid management fee	(19,047,949)

Adjusted Arbor Realty Trust, Inc. Common Stockholders' Equity	$452,810,862

Adjusted book value per common share	$9.22

GAAP book value per common share	$7.53

Common shares outstanding	49,136,308

Given the magnitude and the deferral structure of the 450 West 33rd Street transaction combined with the significance of the unrealized gain and/or loss position of our qualifying derivative instruments, Arbor has elected to report adjusted book value per share for the affected period to currently reflect the future impact of the 450 West 33rd Street transaction on the Company's financial condition as well as the removal of the temporary nature of unrealized gains or losses as a component of equity from qualifying interest rate swaps on our financial position. Over time, as these qualifying interest rate swaps reach their maturity, the fair value of these swaps will return to their original par value. Management considers this non-GAAP financial measure to be an effective indicator, for both management and investors, of Arbor’s financial condition. Arbor’s management does not advocate that investors consider this non-GAAP financial measure in isolation from, or as a substitute for, financial measures prepared in accordance with GAAP.

GAAP book value per share and adjusted book value per share calculations do not take into account any dilution from the potential exercise of the warrants issued to Wachovia as part of the 2009 debt restructuring.

Arbor Realty Trust Reports Fourth Quarter and Full Year 2013 Results and Declares Common Dividend
February 14, 2014	Page 11

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

Supplemental Schedule of Non-GAAP Financial Measures (Continued) -
Funds from Operations
(Unaudited)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012

Net income (loss) attributable to Arbor Realty Trust, Inc. common stockholders, GAAP basis	$3,367,171	$(267,239)	$16,667,955	$21,500,888

Subtract:
Gain on sale of real estate-held-for-sale	-	(466,310)	-	(3,953,455)
Add:
Impairment loss on real estate owned	1,000,000	-	1,000,000	-
Depreciation - real estate owned and held-for-sale (1)	1,922,205	1,612,605	7,250,601	5,904,089
Depreciation - investment in equity affiliate	22,599	9,589	90,396	90,396

Funds from operations ("FFO")	$6,311,975	$888,645	$25,008,952	$23,541,918

Diluted FFO per common share	$0.13	$0.03	$0.58	$0.87

Diluted weighted average shares outstanding	49,537,029	30,868,790	42,835,144	27,211,287

(1) Includes discontinued operations

Arbor is presenting funds from operations, or FFO, because management believes it to be an important supplemental measure of the Company’s operating performance in that it is frequently used by analysts, investors and other parties in the evaluation of real estate investment trusts (REITs). The revised White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT, in April 2002 defines FFO as net income (loss) attributable to common stockholders (computed in accordance with generally accepted accounting principles (GAAP)), excluding gains (losses) from sales of depreciated real properties, plus impairments of depreciated real properties and real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. The Company considers gains and losses on the sales of undepreciated real estate investments to be a normal part of its recurring operating activities in accordance with GAAP and should not be excluded when calculating FFO. Losses from discontinued operations are not excluded when calculating FFO.

FFO is not intended to be an indication of our cash flow from operating activities (determined in accordance with GAAP) or a measure of our liquidity, nor is it entirely indicative of funding our cash needs, including our ability to make cash distributions. Arbor’s calculation of FFO may be different from the calculation used by other companies and, therefore, comparability may be limited.